EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-137724) of our report dated July 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in SunOpta Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

(Signed) “PricewaterhouseCoopers LLP”

Mississauga, Ontario
July 21, 2008